UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 27, 2008

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a)                         On February 27, 2008, Appliance Recycling Centers of America, Inc. (NASDAQ: ARCI)  announced that Thomas F. Hunt has been appointed as an independent member of the company’s Board of Directors. He fills a new position on the board and will initially serve until the next election of directors, which will be held at the company’s annual meeting of shareholders on May 1, 2008. With this appointment, the company has regained compliance with Nasdaq Marketplace Rules 4350(c) and (d), which require that the company’s Board of Directors consist of a majority of independent directors and that its audit committee have at least three independent directors.

(b)                        On February 27, 2008, Appliance Recycling Centers of America, Inc. (NASDAQ: ARCI)  announced that it has hired Peter Hausback for the newly created position of Executive Vice President and Chief Financial Officer.

A copy of the press release announcing the election of Mr. Hunt as a director and the hiring of Mr. Hausback are furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit
Number	Description

Exhibit 99.1	News Release dated February 27, 2008
News Release dated February 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

Date: February 29, 2008.	/s/ Patrick J. Winters
Patrick J. Winters, Controller